Exhibit 10.1

MUTUAL LEASE TERMINATION AGREEMENT

THIS MUTUAL LEASE TERMINATION AGREEMENT is made this 20th day of January 2009, by and between WELCOME HOLDINGS, L.L.C., a Florida limited liability company (hereinafter “Landlord”) and SIGNATURE SPECIAL EVENT SERVICES, INC., a Maryland corporation (hereinafter “Tenant”).

WHEREAS, by a lease agreement dated February 22, 2007 (the “Lease”), Landlord leased to Tenant and Tenant leased from Landlord, certain premises commonly known as 750 Central Florida Parkway, Orlando, Florida comprised of two buildings, one office trailer and lot space (“Premises”) for a term commencing April 1, 2007 and expiring on March 31, 2012; and

WHEREAS, Landlord and Tenant mutually desire to terminate the Lease and all rights and obligations of the respective parties under the Lease.

NOW, THEREFORE, in consideration of the mutual promises and provisions herein contained, and in consideration of and conditioned upon, Tenant paying Landlord, within five (5) days of Tenant receiving a signed Mutual Lease Termination Agreement from Landlord, the sum of $150,000.00, representing a $180,000.00 lease termination fee less the security deposit in the sum of $30,000.00 (said security deposit having been previously deposited with Landlord) which Landlord shall retain, Landlord and Tenant agree as follows:

1. Landlord and Tenant do hereby terminate fully and surrender the Lease effective as of January 31, 2009.

2. Except as provided in Sections 3, 4, 5, 6 and 7 hereof, and conditioned upon said payment of $150,000.00 by Tenant to Landlord as described above, Landlord and Tenant shall be fully and unconditionally released and discharged from their respective obligations arising from or connected with the provisions of the Lease. Except as provided in Sections 3, 4, 5, 6 and 7 hereof, this Mutual Lease Termination Agreement shall fully and finally settle all demands, charges, claims, accounts, and/or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that arose out of or in connection with the Lease, and this Mutual Lease Termination Agreement constitutes a full and complete mutual release with respect to the Lease and the respective rights and obligations of the parties arising thereunder.

3. On or before the execution by Tenant of this Mutual Lease Termination Agreement, Tenant shall pay to the applicable taxing authority the 2008 real estate tax bill for the Premises, which, after applying the 2% discount for payment made in January 2009, is in the amount of $26,545.60.

4. Landlord represents and warrants to Tenant that:

a. Landlord is the owner of the Premises in fee simple absolute, subject only to encumbrance holders of record;

b. Landlord has the legal right and capacity to enter into this Mutual Lease Termination Agreement and to carry out its provisions, including the legal right and capacity to terminate the duties and obligations of Tenant under the terms of the Lease, and to hold Tenant harmless from the consequences thereof.

5. Except as otherwise provided herein, Landlord hereby indemnifies Tenant against, shall hold Tenant harmless from and against, and shall reimburse Tenant on demand by Tenant for, any liability, damage, loss, cost and/or expense (including attorneys’ fees and costs of investigation incurred in defending against and/or settling such liability, damage, loss, cost or expense or claim therefore and any amounts paid in settlement thereof) imposed on or reasonably incurred by Tenant arising from or relating to: (a) any third party claiming through Landlord challenging the enforceability or validity of this Mutual Lease Termination Agreement or the termination of the Lease as contemplated hereby; (b) any third party claiming through Landlord any right to any payment to be made by Tenant to Landlord hereunder; and/or (c) any misrepresentation, breach of warranty or failure to perform or violation by Landlord of any provision of this Mutual Lease Termination Agreement.

6. Landlord and Tenant respectively represent and warrant that there has been no transfer or assignment, either voluntary or by operation of law, of that party’s right, title or interest in the Lease or the claims being released herein. Each signatory to this Mutual Lease Termination Agreement represents and warrants to the other that such signatory has the authority to enter into this Mutual Lease Termination Agreement on behalf of that respective party.

7. If either party brings an action to enforce the terms of this Mutual Lease Termination Agreement, the prevailing party shall be entitled to receive reasonable attorney’s fees and court costs from the other party, in addition to any other remedies it may have in law or in equity.

Executed in duplicate originals as of the day and date above first written.

TENANT:		LANDLORD:
Signature Special Event Services, Inc.		Welcome Holdings, L.L.C.

By:	/s/ SHERRI VOELKEL	By:	/s/ PETER MADISON
Name:	Sherri Voelkel	Name:	Peter Madison

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